Exhibit (c)(1)



                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                        SOCIETE NATIONALE D'EXPLOITATION
                     INDUSTRIELLE DES TABACS ET ALLUMETTES



                            DORSAY ACQUISITION CORP.


                                      and


                        CONSOLIDATED CIGAR HOLDINGS INC.



                               December 16, 1998

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of December 16, 1998, by and among SOCIETE NATIONALE D'EXPLOITATION INDUSTRIELLE DES TABACS ET ALLUMETTES, a corporation organized under the laws of France ("Parent"), DORSAY ACQUISITION CORP. , a Delaware corporation and a wholly owned subsidiary of Parent(the "Purchaser"), and Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company").

          WHEREAS, Parent and the Purchaser have proposed acquiring all of the outstanding Class A common stock, par value $.01 per share, of the Company (the "Class A Common Stock")and all of the outstanding Class B common stock, par value $.01 per share, of the Company (the "Class B Common Stock," together with the Class A Common Stock, the "Shares" or "Company Common Stock") at a price of $17.85 per Share in cash;

          WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger;

          WHEREAS, as a condition and inducement to Parent's and Purchaser's entering into this Agreement and incurring the obligations set forth herein, Mafco Consolidated Group Inc. ("Mafco"), concurrently herewith, is entering into a Tender and Voting Agreement (the "Tender Agreement"), dated as of the date hereof, with Parent and Purchaser, pursuant to which, among other things, Mafco is agreeing to tender its Shares in the Offer and vote such Shares, all upon the terms and subject to the conditions set forth in the Tender and Voting Agreement;

          WHEREAS, the Boards of Directors of Parent, the Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent and Purchaser upon the terms and subject to the conditions set forth herein; and

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I

                              THE OFFER AND MERGER

          Section 1.1  The Offer.  (a)  Provided this Agreement shall not have
                       ---------
been terminated in accordance with Section 7.1, as promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall, and Parent shall cause Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash any and all shares of the issued and outstanding Company Common Stock at a price of $17.85 per Share, net to the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to the conditions set forth in Annex A hereto. The Company shall not tender Shares held by it or by any of its subsidiaries pursuant to the Offer. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law. The obligations of the Purchaser to consummate the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto.

          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and the conditions set forth in Annex A hereto. The Purchaser shall not decrease the Offer Price or decrease the number of Shares sought, amend the conditions to the Offer set forth in Annex A or impose conditions to the Offer in addition to those set forth in Annex A, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof). Notwithstanding the foregoing, the Purchaser shall be entitled to and shall, and Parent agrees to cause the Purchaser to, extend the Offer at any time up to 40 days in the aggregate, in one or more periods of not more than 10 business days, if at the initial expiration date of the Offer, or any extension thereof, any condition to the Offer is not satisfied or waived; provided however, that the Purchaser shall not be required to extend the Offer as provided in this sentence unless (i) each such condition is reasonably capable of being satisfied and (ii) the Company is in material compliance with all of its covenants under this Agreement after the Purchaser shall have given the Company five business days prior written notice of any such non-compliance. In addition, without limiting the foregoing, the Purchaser may, without the consent of the Company, (A) extend the Offer for up to an additional 40 days, in one or more periods of not more than 10 business days, if any condition to the Offer is not satisfied or waived and (B) if, on the expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer are sufficient to satisfy the Minimum Condition (as defined in Annex A hereto) but equal less than 90% of the outstanding Shares, extend the Offer on one occasion for up to 10 business days notwithstanding that all the conditions to the Offer have been satisfied so long as Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than in the case of paragraph (a) of Annex A hereto the occurrence of any statute, rule, regulation, judgment, order or preliminary or permanent injunction making illegal or prohibiting the consummation of the Offer) that subsequently may not be satisfied during any such extension of the Offer. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

          (c) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on

Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 shall include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company for inclusion in the Offer Documents. Each of Parent and the Purchaser shall further take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser further shall take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment upon the Schedule 14D-1 (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, Parent and the Purchaser shall provide the Company and its counsel in writing with any comments that Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by Parent, Purchaser or their counsel.

          (d) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any shares of Company Common Stock that Purchaser becomes obligated to purchase pursuant to the Offer.

     Section 1.2  Company Actions.
                  ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has
(i) approved this Agreement (including all terms and conditions set forth herein) and the transactions contemplated hereby, including the Offer and the Merger (as defined in Section 1.4) (collectively, the "Transactions"), determining that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer and approve the Merger and this Agreement and (ii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such
                                                     --------  ----
recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, after consultation with independent legal counsel, such recommendation would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law. The Company represents that Section 203 of the Delaware General Corporation Law (the "DGCL") is inapplicable to the transactions contemplated by this Agreement. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of its Board of Directors described in clause (ii) of the immediately preceding sentence.

          (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of the Company's directors under applicable law, as determined by the Board of Directors after consultation with independent legal counsel, and to the provisions of this Agreement, contain the recommendation referred to in clause (ii) of Section 1.2(a) hereof. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further shall take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further shall take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given an opportunity to review and comment upon the Schedule 14D-9 (and shall provide any comments thereon as soon as practicable) prior to the filing thereof with the SEC. In addition, the Company shall provide Parent, the Purchaser and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments and with copies of any written responses and telephonic notification of any verbal responses by the Company or its counsel.

          (c) Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any shares of Company Common Stock that

Purchaser becomes obligated to purchase pursuant to the Offer. Notwithstanding anything to the contrary contained herein, if the members of the Board of Directors of the Company determine in the exercise of their fiduciary duties to withdraw, modify or amend the recommendation referred to in clause (ii) of
Section 1.2(a) hereof, such withdrawal, modification or amendment shall not constitute a breach of this Agreement.

          (d) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the stockholders of the Company. Except for such steps as are necessary to disseminate the Offer Documents and subject to the requirements of applicable law, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, shall use such information only in connection with the Offer and Merger, and, if this Agreement is terminated, shall upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

     Section 1.3  Directors.
                  ---------

          (a) Promptly upon the purchase of and payment for Shares by Parent or any of its subsidiaries which represent at least a majority of the outstanding shares of Company Common Stock (on a fully diluted basis), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of shares of Company Common Stock then outstanding. The Company shall, upon request of the Purchaser, use all reasonable efforts promptly either to increase the size of its Board of Directors (which, pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), has no maximum number of directors) or, at the Purchaser's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the Company's Board, and shall cause Parent's designees to be so elected. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.5 hereof), the Company shall retain as members of its Board of Directors at least two directors who are directors of the Company on the date hereof; provided, that subsequent to the purchase of and
                                --------  ----
payment for Shares pursuant to the Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. The Company's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Parent or the Purchaser shall supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. Upon receipt of such information from Parent or the Purchaser, the Company shall include in the Schedule 14D-9 (as an annex or otherwise) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors.

          (b) From and after the time, if any, that Parent's designees constitute a majority of the Company's Board of Directors, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by unanimous vote of the entire Board of Directors of the Company.

          Section 1.4  The Merger.  Subject to the terms and conditions of this
                       ----------
Agreement and the provisions of the DGCL, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") under the name "Consolidated Cigar Holdings Inc." and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Pursuant to the Merger, (x) the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the By-laws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws; provided, that Section 1 of the Certificate of
                                --------
Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the Corporation is Consolidated Cigar Holdings Inc." The Merger shall have the effects set forth in the DGCL.

          Section 1.5  Effective Time.  Parent, the Purchaser and the Company
                       --------------
shall cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Department of State of the State of Delaware (the "Department of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Department of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

     Section 1.6  Closing.  The closing of the Merger (the "Closing") shall
                  -------
take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the third business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the New York offices of Proskauer Rose LLP, unless another date or place is agreed to in writing by the parties hereto.

     Section 1.7  Directors and Officers of the Surviving Corporation.  The
                  ---------------------------------------------------
directors of the Purchaser and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

     Section 1.8  Stockholders' Meeting.
                  ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

               (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

               (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

               (iii) subject to the fiduciary obligations of the Board under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          (b) Parent shall provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

     Section 1.9  Merger Without Meeting of Stockholders.  Notwithstanding
                  --------------------------------------
Section 1.8 hereof, in the event that Parent, the Purchaser or any other Subsidiary of Parent, shall acquire at least 90 percent of the outstanding shares of Company Common Stock pursuant to the Offer or otherwise, each of the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                  ---------------------------
by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

          (a)  Purchaser Common Stock.  Each issued and outstanding share of the
               ----------------------
Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Stock.  All
               -----------------------------------------------------
shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any Subsidiary (as defined in Section 3.1) of the Company and any shares of Company Common Stock owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of Shares.  Each issued and outstanding share of
               --------------------
Company Common Stock (other than Shares to be cancelled in accordance with Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.3 hereof)), shall be converted into the right to receive the Offer Price payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest.

     Section 2.2  Exchange of Certificates.
                  ------------------------

          (a)  Paying Agent.  Parent shall designate a bank or trust company
               ------------
(the "Paying Agent") reasonably acceptable to the Company to make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof. Prior to the Effective Time, Parent shall take all steps necessary to deposit or cause to be deposited with the Paying Agent such funds for timely payment thereunder. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

          (b)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time but in no event more than three business days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 2.1 hereto into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e), below) for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

          (c)  Transfer Books; No Further Ownership Rights in Company Common
               -------------------------------------------------------------
Stock.  At the Effective Time, the stock transfer books of the Company shall be
-----
closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)  Termination of Fund; No Liability. At any time following one year
               ---------------------------------
after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon.

Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)  Withholding Taxes.  If so specified in the Offer Documents,
               -----------------
Parent, the Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Offer or Merger such amounts as Parent, the Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Purchaser, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made.

     Section 2.3  Dissenting Shares. Notwithstanding any provision of this
                  -----------------
Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Common Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Common Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Common Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.3, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Common Stock pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of shares of Dissenting Common Stock. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

     Section 2.4  Company Option Plans.  Parent and the Company shall take
                  --------------------
all actions necessary to provide that, effective as of the Effective Time, (i) each outstanding employee stock option to purchase Shares ("Option") granted under the Company's 1996 Stock Option Plan (the "1996 Plan"), whether or not then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, the Company (or, at Parent's option, the Purchaser) shall pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Option and (B) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding taxes). As of the Effective Time, the 1996 Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company shall be cancelled. The Company shall take all action necessary to ensure that, after the Effective Time, no person shall have any right under the 1996 Plan or any other plan, program or arrangement with respect to equity securities of the Company, or any direct or indirect Subsidiary of the Company.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and the Purchaser as follows:

     Section 3.1  Organization.  Each of the Company and its Subsidiaries
                  ------------
(as defined in this Section 3.1) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. It is understood that, for purposes of this Agreement, Cuban Cigar Brands, N.V. shall be deemed to be a Subsidiary of the Company. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to the consolidated financial condition, businesses or results of operations of such entity (or, if used with respect thereto, of such group of entities taken as a whole). The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     Section 3.2  Capitalization.  (a)  The authorized capital stock of the
                  --------------
Company consists of (i) 300,000,000 shares of Class A Common Stock, (ii) 250,000,000 Class B Common Stock, and (iii) 20,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof,
(x) 10,168,116 shares of Class A Common Stock are issued and outstanding, (y) 19,600,000 shares of Class B Common Stock are issued and outstanding ,(iii) 1,840,835 shares of Class A Common Stock are reserved for issuance upon exercise of outstanding Options granted under the 1996 Plan, (iv) 19,600,000 shares of Class A Common Stock are reserved for issuance upon the conversion of Class B Common Stock, (v) no shares of Preferred Stock are issued and outstanding and
(vi) 925,216 Shares are held in the Company's treasury.   All the outstanding
shares of the Company Common Stock are, and all shares which may be issued pursuant to the exercise of outstanding Options when issued in accordance with the respective terms thereof shall be, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except (a) as set forth above, and (b) for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or capital stock of the Company or any Subsidiary or affiliate of the Company. The table of Options and Exercise Prices set forth in Schedule 3.2 is a true and complete list of all Options to purchase Shares that have been granted by the Company and the exercise prices thereof.

          (b) Except as set forth on Schedule 3.2 hereof, all of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company, directly or indirectly, free and clear of any security interest, lien, claim, pledge, agreement, limitation on voting rights or other encumbrance of any nature whatsoever, and all such shares have been validly issued and are fully paid and nonassessable.

          (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. None of the Company or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     Section 3.3  Authorization; Validity of Agreement; Company Action.
                  ----------------------------------------------------
(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of a majority of the Shares prior to the consummation of the Merger in accordance with section 251 of the DGCL, if so required. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.8 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement.

     Section 3.4  Consents and Approvals; No Violations.  Except as set
                  -------------------------------------
forth on Schedule 3.4 hereof and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Bureau of Alcohol, Tobacco and Firearms (the "ATF"), the United States Customs Service, state or foreign laws relating to takeovers, state securities or blue sky laws, foreign antitrust laws and the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries, (ii) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"),
(iii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and (x) the loss of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole,
(y) pursuant to which the Company or any Subsidiary expects to or is scheduled to receive (assuming full performance pursuant to the terms thereof) revenue of $1.5 million or more during the 12-month period following the date of this Agreement, or (z) which has been or, as of the date of this Agreement, would be required to be, filed as an exhibit to the Company SEC Documents (as defined in Section 3.5) (collectively, the "Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, and which shall not materially impair the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.5  SEC Reports and Financial Statements.  The Company has
                  ------------------------------------
filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since August 21, 1996 under the Exchange Act (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates and, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The financial statements of the Company (the "1998 Financial Statements") included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (including the related notes thereto) (the "1997 Form 10-K") and in the quarterly reports on Form 10-Q for the three fiscal quarters occurring since the 1997 Form 10-K, have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

     Section 3.6  No Undisclosed Liabilities. Except (a) as disclosed in
                  --------------------------
the Company SEC Documents or on Schedule 3.6 hereto, (b) for liabilities and obligations incurred in the ordinary course of business and (c) for liabilities and obligations incurred in connection with the consummation of the transactions contemplated hereby, since October 3, 1998, neither the Company nor any of its Subsidiaries has incurred any liabilities which would be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

     Section 3.7  Absence of Certain Changes. Except as disclosed in the
                  --------------------------
Company SEC Documents or on Schedule 3.7 hereto, since October 3, 1998, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not been
(i) as of the date hereof, any change in the consolidated financial condition, business or results of operations of the Company or the amount, character or ownership interests of the Company's assets that resulted in or would be reasonably expected to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP; (iv) any split, combination or reclassification of shares of the Company's capital stock; (v) any entry into any written employment agreement with, or any increase in the rate or terms of compensation payable or to become payable by the Company or any of its Subsidiaries to, any of their respective directors, officers or key employees; (vi) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business or as required by law; or (vii) any action of the Company that, if taken after the date of this Agreement, would constitute a breach of Section 5.1(a)(ii),
(b)(iv), (c), (d), (e)(ii) or (g).

     Section 3.8  Employee Benefit Plans; ERISA.
                  -----------------------------

          (a) Schedule 3.8(a) contains a true and complete list of each material deferred compensation, bonus, profit sharing, stock option, pension, incentive compensation, and equity compensation plan; "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, consulting, change in control, termination or severance agreement; and each fringe benefit, insurance, welfare, post-retirement, health, life, tuition refund, scholarship, relocation, disability, accident, sick, vacation, commission, payroll practices, retention, noncompetition, or any other material employee benefit plan, fund, program, agreement or arrangement (whether written or unwritten, insured or self-insured, domestic or foreign), in each case, that is or, within the preceding six years with regard to any plan subject to Title IV of ERISA, was sponsored, maintained or contributed to or required to be contributed to by the Company, by any Subsidiary or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA or Section 414(b), (c), (m) or
(o) of the Code, or to which the Company, any Subsidiary or an ERISA Affiliate is a party, for the benefit of any employee, director or shareholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries (the "Benefit Plans").

          (b) With respect to each Benefit Plan, the Company has made or, in the case of stock option agreements and Foreign Employee Plans (as defined in subparagraph (k) below), will make available to the Purchaser and Parent true and complete copies of the Benefit Plan and any amendments thereto (or if the Benefit Plan is not a written Benefit Plan, a description thereof), any related trust or other funding vehicle, any reports, financial statements or summaries required under ERISA or the Code, the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Benefit Plan intended to qualify under section 401 of the Code and any material communication received by or furnished to the Company, any Subsidiary or any ERISA Affiliate from the IRS or any other governmental entity.

          (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company, any Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to the Company, any Subsidiary or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (the "PBGC") (which premiums have been paid when due).

          (d) Except as disclosed on Schedule 3.8(d), no Benefit Plan is a "multiemployer pension plan," as defined in section 3(37) or 4001(a)(3) of ERISA, or Section 414(f) of the Code (a "Multiemployer Plan") nor is any Benefit Plan a plan described in section 4063(a) of ERISA. With respect to each Benefit Plan that is or was a Multiemployer Plan set forth on Schedule 3.8(d): (i) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has incurred or has any reason to believe it has incurred or will incur any withdrawal liability; no event has occurred which with the giving of notice could reasonably be expected to result in any liability under section 4201 of ERISA as a result of a complete withdrawal (within the meaning of section 4203 of ERISA) or a partial withdrawal (within the meaning of section 4205 of ERISA);
(ii) none of the Company, any Subsidiary or any ERISA Affiliate (or their predecessors) has received any notice or has any reason to believe that such Multiemployer Plan is in "reorganization" (within the meaning of section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that the Multiemployer Plan is or may become "insolvent" (within the meaning of section 4241 of ERISA);
(iii) no Multiemployer Plan is a party to any pending merger or asset or liability transfer under Part 2 of Subtitle E of Title IV of ERISA; (iv) the PBGC has not instituted proceedings against the Multiemployer Plan; (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to section 4204 of ERISA; and (vi) if the Company, any Subsidiary or any ERISA Affiliate were to have a complete or partial withdrawal as of the Effective Time, no obligation to pay withdrawal liability would exist on the part of the Company, Subsidiary or ERISA Affiliate with respect to any Multiemployer Plan.

          (e) Except as disclosed on Schedule 3.8 hereto, each Benefit Plan intended to be "qualified" within the meaning of section 401(a) of the Code (or similar provision for tax-registered or tax-favored plans of foreign jurisdictions) is so qualified and has received a determination letter from the Internal Revenue Service (or, if applicable, similar approvals of foreign governmental authorities) and, to the knowledge of the Company, nothing has occurred or is reasonably expected to occur through the Effective Time that caused or could cause the loss of such qualification or exemption or the imposition of any material penalty or material tax liability.

          (f) Except as disclosed on Schedule 3.8(f), no Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by current or former employees (or their beneficiaries).

          (g) There are no pending or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

          (h) No "reportable event" within the meaning of section 4043(c) of ERISA has occurred or is reasonably expected to occur, and the consummation of the transactions contemplated by this Agreement will not result in a reportable event.

          (i) Except as disclosed on Schedule 3.8(i), with respect to each of the Benefit Plans on Schedule 3.8(a): (i) all material payments required by any Benefit Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Effective Time shall have been made prior to the Effective Time (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, by full accruals (as if all targets required by such Benefit Plan had been or will be met at maximum levels) on its financial statements; (ii) no "accumulated funding deficiency" (within the meaning of section 302 of ERISA and section 412 of the Code) has been or could be reasonably expected to be incurred, whether or not waived, and no excise or other taxes have been or could be reasonably expected to be incurred or are due and owing with respect to the Benefit Plan because of any failure to comply with the minimum funding standards of ERISA and the Code; (iii) the Benefit Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code; (iv) no "prohibited transaction", within the meaning of section 4975 of the Code and section 406 of ERISA, has occurred or is reasonably expected to occur with respect to the Benefit Plan; (v) no Benefit Plan is or is reasonably expected to be under audit or investigation by the IRS, U.S. Department of Labor, or any other government authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty; (vi) the present value of all "benefit liabilities" (whether or not vested) (within the meaning of section 4001(a)(16) of ERISA) based on the actuarial assumptions (x) used for funding purposes as set forth in the most recent actuarial report and
(y) as set forth in Financial Accounting Standards Board SFAS No. 87 ("FASB 87") using the methodology under FASB 87 to calculate the projected benefit obligation, did not exceed as of the most recent Benefit Plan actuarial valuation date the then current fair market value of the assets of such Benefit Plan, and no amendment or other modification to such Benefit Plan or its actuarial assumptions was adopted since the date of such Benefit Plan's most recent actuarial report; and (vii) with respect to each Benefit Plan that is funded mostly or partially through an insurance policy, neither the Company nor any Subsidiary has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Effective Time.

          (j) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee or director of the Company or any Subsidiary (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Benefit Plan will fail to be deductible for federal income tax purposes by virtue of section 280G or 162(m) of the Code. To the knowledge of the Company, neither the Company, any Subsidiary or any officer or employee thereof, has made any promise or commitment, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Benefit Plan. No event, condition, or circumstance exists that would prevent the amendment or termination of any Benefit Plan in accordance with its terms and applicable law. Except as set forth on Schedule 3.8(j), none of the Company, any Subsidiary or any ERISA Affiliate has any unfunded liabilities pursuant to any Benefit Plan that is intended to be an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA and that is not intended to be qualified under Section 401(a) of the Code.

          (k) Except as set forth on Schedule 3.8(k), with respect to each scheme or arrangement mandated by a government other than the United States and with respect to each Benefit Plan that is not subject to United States law and which is maintained or contributed to by any Subsidiary (a "Foreign Employee Plan"), the fair market value of the assets of each funded Foreign Employee Plan, the liability of each insurer for any Foreign Employee Plan funded through insurance or the book reserve established for any Foreign Employee Plan, together with any accrued contributions, is, to the knowledge of the Company, sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Employee Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Employee Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

     Section 3.9  Litigation.  Except as disclosed in the Company SEC
                  ----------
Documents or on Schedule 3.9 hereto, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which is reasonably likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or which, as of the date hereof, has had or is reasonably likely to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. If any suit, action, or proceeding seeking monetary, equitable, or injunctive relief arising out of the manufacture, sale, distribution, advertising, promotion, marketing, packaging, labeling, or use of tobacco or any tobacco product is threatened or commenced by or on behalf of any State or any of its officers acting in their official capacities (including but not limited to its Attorney General), departments, subdivisions, or agencies (collectively "State Tobacco Litigation"), then for purposes of this Agreement such State Tobacco Litigation shall be deemed not to have a material adverse effect on the Company or its Subsidiaries. Except as disclosed in Schedule 3.9, the Company has no knowledge of any State Tobacco Litigation pending or threatened against the Company or any of its Subsidiaries.

     Section 3.10 No Default; Compliance with Applicable Laws.  Except as
                  -------------------------------------------
set forth on Schedule 3.10 hereto, the business of the Company and each of its Subsidiaries is not in default or violation of any term, condition or provision of (i) its respective articles of incorporation or by-laws or similar organizational documents, (ii) any Material Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

     Section 3.11  Taxes.  (a)  The Company and its Tax Subsidiaries have
                   -----
(i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as defined in Section 3.11(h)) required to be filed by them on or prior to the date hereof, other than those Tax Returns the failure of which to file would not have a material adverse effect on the Company and its Tax Subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made provision in accordance with generally accepted accounting principles (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as defined in Section 3.11(h)) shown to be due on such Tax Returns.

          (b) Except as set forth on Schedule 3.11(b) hereto, no federal, state or local audits, actions, suits, proceedings, investigations, claims or assessments are presently pending or proposed in writing with regard to any Taxes or Tax Return of the Company or its Tax Subsidiaries.

          (c) Except as set forth on Schedule 3.11(c) hereto, there are no outstanding written consents to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company or any of its Tax Subsidiaries, and no power of attorney granted by either the Company or any of its Tax Subsidiaries with respect to any Taxes is currently in force.

          (d) Except as set forth on Schedule 3.11(d), neither the Company nor any of its Tax Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes or (ii) can have any liability or entitlement under any such agreement to which it previously was a party, including without limitation the Amended and Restated Tax Sharing Agreement dated as of June 15, 1995 with Mafco.

          (e) Except as set forth in Schedule 3.11(e), complete copies of (i) consolidated federal income Tax Returns for the Company and its Tax Subsidiaries and (ii) state and local income Tax and other Tax Returns of the Company and its Tax Subsidiaries for each of the years ended 1995, 1996 and 1997, have heretofore been made available to Parent and the Purchaser.

          (f) Except as set forth in Schedule 3.11(f), (i) all material amounts required to be collected or withheld by the Company and each of its Tax Subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (ii) there are no Tax rulings, requests for rulings, closing agreements or changes of accounting method relating to the Company or any of its Tax Subsidiaries that could materially affect their liability for Taxes of the Company or its Tax Subsidiaries due for any period after the Effective Time,
(iii) all material federal, state and local income Tax Returns of the Company and each of its Tax Subsidiaries with respect to taxable periods beginning on March 3, 1993 through the year ended 1997 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (iv) no excess loan account (as referred to in Treasury Regulations Section 1.1502-19) exists with respect to any Tax Subsidiary of the Company, (v) neither the Company nor any of its Tax Subsidiaries has any deferred gain or loss (A) arising from deferred intercompany transactions (as referred to in Treasury Regulations Section 1.1502-13), or (B) with respect to the stock or obligations of any other member of the Company's affiliated group (as described in Treasury Regulations Section 1.1502-14), (vi) neither the Company nor any Tax Subsidiary has filed a consent under Section 341(f) of the Code or any comparable provisions of state revenue statues, and (vii) none of the Company or its Tax Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to a prior taxable period that was not recognized in that taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local or foreign tax law;

          (g) The Company and its domestic Tax Subsidiaries were included in Mafco's consolidated federal income Tax Returns for the period beginning March 3, 1993 and ending March 20, 1997;

          (h) "Taxes" shall mean any and all taxes, charges, fees, levies, customs, duties, imposts or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, ad valorem, value added, asset, license, transaction, capital, estimated, employment, workers compensation, utility, severance, production, unemployment compensation, premium, windfall profits and gains taxes imposed by the United States Internal Revenue Service or any taxing authority (domestic or foreign), including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) with respect to Taxes. The term "Tax Subsidiaries" shall include all "Subsidiaries" as defined in Section 3.1 of this Agreement except for Encon Shade

Company, LLC, Encon Shade Company II, LLC and Cigar Savor Enterprises, LLC.

     Section 3.12  Real Property.  The Company and the Subsidiaries, as the
                   -------------
case may be, have sufficient title or leaseholds to real property to conduct their respective businesses as currently conducted with only such exceptions as individually or in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

     Section 3.13  Environmental Matters.  (a) Except (i) as set forth in
                   ---------------------
Schedule 3.13 hereto or (ii) as set forth in the Company SEC Documents:

               (i) neither the Company nor any Subsidiary has received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company or any Subsidiary is a potentially responsible party or is otherwise liable under Environmental Law (as defined in Section 3.13(b)) with respect to any actual or alleged environmental contamination which remains unresolved or outstanding; none of the Company, any Subsidiary or, to the Company's knowledge, any Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation of the Company, any of its Subsidiaries, the operations of the Company or of any of its Subsidiaries or any presently or formerly owned, leased or operated property of the Company or of any of its Subsidiaries (collectively and individually, "Real Property"), which could reasonably be expected to result in liability for the Company or any Subsidiary under any Environmental Law; and neither the Company nor any Subsidiary has received any request for information from any Governmental Entity or any other person or entity with respect to any actual or alleged environmental contamination;

               (ii) the current operations of the Company and its Subsidiaries, including any operations at or from Real Property, comply with all applicable Environmental Laws. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any other person or entity, has engaged in, authorized, allowed or suffered any operations or activities upon any of the Real Property for the purpose of or in any way involving the handling, manufacturing, treatment, processing, storage, use, generation, release, discharge, spilling, emission, dumping or disposal of any Hazardous Substance at, on, under or from the Real Property, except in compliance with all applicable Environmental Laws or where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Company or any of its Subsidiaries;

               (iii) to the knowledge of the Company, the Real Property contains no Hazardous Substances in, on, over, at or under it, in concentrations which would presently violate any applicable Environmental Law or would be reasonably likely to result in the imposition of Environmental Liabilities on the Company, any of its Subsidiaries or the Real property under any applicable Environmental Law, including any liability or obligation for the investigation, corrective action, remediation or monitoring of Hazardous Substances in, on, over, under or at the Real Property;

               (iv) there are no underground storage tanks or other Hazardous Substances (other than Hazardous Substances for use in the ordinary course of business of the Company and its Subsidiaries, which are stored and maintained in material compliance with all applicable Environmental Laws) in, on, over, under or at any Real Property;

               (v) the Company and its Subsidiaries are in compliance with the terms and conditions of all Environmental Permits which are required under applicable Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Company or any of its Subsidiaries and, to the best knowledge of the Company, no reason exists why the Surviving Corporation would not be capable of continued operation of the business in compliance with the Environmental Permits and the applicable Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on the Company or any of its Subsidiaries;

               (vi) the Company has provided to Purchaser, all material environmental reports, assessments, audits, studies, investigations, data, Environmental Permits and other material written environmental information in its custody, possession or control concerning the assets or businesses of the Company and its Subsidiaries or the Real Property;

               (vii) neither the Company nor any of its Subsidiaries has contractually, by operation of law, by the Environmental Laws, by common law or otherwise, assumed or succeeded to any material Environmental Liabilities of any predecessor or any other person or entity; and

               (viii) none of the items set forth on Schedule 3.13 individually or in the aggregate has or is reasonably likely to have a material adverse effect on the Company or any of its Subsidiaries.

          (b) (i) For purposes of this Section 3.13, "Environmental Law" means all applicable foreign, state, federal and local laws and the common law, regulations and rules, ordinances, codes, policies, guidances, permits, judgments, decrees and orders relating to health or safety or the pollution, preservation or protection of the environment, including the release of materials into the environment.

               (ii) for the purposes of this Section 3.13, "Environmental Permits" means the permits, licenses, authorizations and approvals required or issued under the Environmental Laws which are necessary for the conduct of the Company's and its Subsidiaries' businesses and for the operations on, in or at, the assets of the Company and of its Subsidiaries and the Real Property;

               (iii) for the purposes of this Section 3.13, "Environmental Liabilities" means any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses (including attorneys' and consultants' fees) of investigation, remediation, monitoring or defense of any matter, which
     (A) are incurred as a result of (1) the existence of Hazardous Substances in, on, under, at or emanating from any Real Property, (2) the offsite transportation, treatment, storage or disposal of Hazardous Substances generated by the Company or any of its subsidiaries, (3) the violation of or non-compliance with any Environmental Laws or (B) arise under the Environmental Laws; and

               (iv) for the purposes of this Section 3.13, "Hazardous Substances" means any petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, pesticides, and any chemicals, materials or substances regulated under any Environmental Law, or defined as or included in the definition of "hazardous substances", "extremely hazardous substances", "hazardous materials", "hazardous constituents", "toxic substances", "pollutants", "contaminants", or any similar denomination intended to classify or regulate such chemicals, materials or substances by reason of their toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under the Environmental Laws.

     Section 3.1  Intellectual Property.
                  ---------------------

          (a) Either the Company or CCB is the exclusive owner of all right, title and interest in and to, free and clear of all liens, pledges, security interests, encumbrances and adverse claims, or the legitimate licensee of, each of the following:

               (i) all material U.S. trademarks, service marks and trade names used in connection with the business of the Company, CCB or any other Subsidiary of the Company (collectively the "Marks") and such Marks in other countries in which the Company conducts commercially significant business under the Marks. Schedule 3.14(a)(i)(1) is a list of all of the marks that are currently being used or are contemplated for use by the Company, CCB or any other Subsidiary of the Company in connection with its business and the registrations of, and/or applications to register, such marks in the jurisdictions that are listed and Schedule 3.14(a)(i)(2) is a list of the aforesaid "Marks," i.e., the U.S. marks which are material to the businesses of either the Company or CCB, of which the Company or CCB is the exclusive owner or legitimate licensee in the U.S.;

               (ii) all copyrights in and to any and all material copyrightable works, including without limitation such material copyrightable works used for: (x) the content, artwork and decorative designs on any products of the Company, CCB or any other Subsidiary of the Company and on the packaging and labeling used to hold and sell each such product and (y) the content, artwork and decorative designs in or on any promotional materials for any such product (collectively, the "Copyrights");

               (iii) all know-how, show-how, methods, processes, inventions, recipes, specifications, formulas and molds (including without limitation the cigar molds) used in producing and manufacturing products of the Company, CCB or any other Subsidiary of the Company, including without limitation all patentable works and trade secrets, that are material to the business of the Company and its Subsidiaries taken as a whole (collectively, the "Know-How"). The Marks, Copyrights, and the Know-How are sometimes referred to as the "Company Intellectual Property Rights".

          (b) Schedule 3.14(b) sets forth a list of all license and similar agreements between the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates, on the one hand, and third parties, on the other hand, under which either the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates has been granted rights to the use, reproduction, distribution, manufacture, sale or licensing of items embodying the patent, copyright, trade secret, trademark or other proprietary rights of such third parties, either as used in the business of the Company, CCB, or any other Subsidiary of the Company or any of their respective affiliates or as being developed or acquired for use or potential use in the business of the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates (collectively, the "Company License Rights"). True, correct and complete copies of all such agreements have been made available to the Purchaser and Parent. Such agreements are in full force and effect and there is no default or breach or alleged default or breach on the part of any party to such agreements. None of the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates, is as a result of the execution and delivery of this Agreement, or, as a result of the performance of the obligations hereunder, will be in violation of or lose any right pursuant to any license or similar agreement described in Schedule 3.14(b). Except as set forth in
Schedule 3.14(b), no third party is entitled to any royalty, fee, payment or other consideration of whatever nature with respect to the Company License Rights or Company Intellectual Property Rights. The Company License Rights and the Company Intellectual Property Rights are sometimes collectively referred to as the "Company Rights".

          (c) With the exception of merchandising agreements, i.e., license agreements permitting third parties to use the marks of the Company or CCB in connection with non-tobacco products, and inter-company agreements between the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates, Schedule 3.14(c) sets forth a list of all agreements under which the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates has granted any rights of whatever nature to third parties of, to or under the Company Rights. All such rights granted have been and are non-exclusive. True, correct and complete copies of all such agreements have been made available to the Purchaser and Parent. Such agreements are in full force and effect and there is no default or breach or alleged default or breach on the part of any party to such agreements. None of the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates is, as a result of the execution and delivery of this Agreement, or, as a result of the performance of the obligations hereunder, will be in violation of such agreements.

          (d) No claim with respect to the Company Rights has been asserted that remains unresolved or is threatened by any third party. Also, there are no valid grounds for any bona fide claim with respect to the Company Rights by any third party. Specifically, but not without limiting the generality of the foregoing, neither the Company nor CCB has received from any third party any claim of ownership or license rights, cease and desist letter, summons or complaint, notice of opposition or cancellation petition with respect to any one or more of the Company Intellectual Property Rights. Furthermore, as of the date hereof, there has not been and there is not any infringement, misappropriation or any other unauthorized use of any of the Company Rights by any third party or individual, employee, consultant or former employee or consultant of either the Company, CCB or any other Subsidiary of the Company that will have a material adverse effect on their businesses.

          (e) None of the Company, CCB or any other Subsidiary of the Company has or has been alleged to have infringed upon, violated, misappropriated or misused any intellectual property right or other property right (including, without limitation, any patent right, copyright, trade name or trade secret) of any third party by reason of its or any of its affiliates' use, license, sale or other distribution of the Company Rights.

          (f) No Company Rights are subject to any agreement, injunction, and/or order restricting in any manner the use or licensing thereof by the Company, CCB or any other Subsidiary of the Company. None of the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates has entered into any agreement to indemnify and/or hold harmless any third party from or against any cause of action, charge or other claim of infringement of any other third party's intellectual property rights. With the exception of the aforementioned merchandising agreements, none of the Company, CCB, any other Subsidiary of the Company or any of their respective affiliates has entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to any Company Intellectual Property Rights or, except as disclosed in Schedule 3.14(c), with respect to any Company License Rights. The Company and CCB have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Company Intellectual Property Rights.

          (g) The Company Intellectual Property Rights are valid, enforceable, subsisting and are owned or legitimately licensed by, and currently registered or applied for in the U.S., in the name of the Company or CCB, free and clear of all liens, pledges, security interests, encumbrances and adverse claims. In addition, the Company has taken all reasonable steps to protect and maintain the Marks in other countries in which the Company conducts commercially significant business under such Marks.

          Section 3.15  Inventory.  The inventory reflected on the Company's
                        ---------
consolidated balance sheet as of October 3, 1998 is merchantable and fit for the purpose for which it was procured or manufactured and legally qualified for export and sale. Except as reserved for on such balance sheet, all such inventory is in good and marketable condition, does not and will not include any items which are distressed, damaged or defective and is salable in the normal course of the business of the Company and its Subsidiaries, as currently conducted.

          Section 3.16  Labor Matters.  Except as set forth on Schedule 3.16,
                        -------------
there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies are reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries is involved in or threatened with any material labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any person employed by the Company or any of its Subsidiaries, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar such legislation of foreign jurisdictions in a manner that would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.16, neither the Company nor any of its Subsidiaries is presently a party to, or bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts within the past three years. The Company and each of its Subsidiaries is in compliance in all material respects with all laws, regulations and orders relating to workers' compensation and the Worker Adjustment and Retraining Notification Act or similar such legislation of foreign jurisdictions, except where the failure to be in compliance would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

          Section 3.17  Restrictions on Business Activities.  There is no
                        -----------------------------------
material agreement, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has the effect of prohibiting or impairing any material business operations of the Company or any of its Subsidiaries.

          Section 3.18  Year 2000 Compliance.  To the knowledge of the Company,
                        --------------------
the computer systems of the Company and its Subsidiaries are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999, except where the failure to be Year 2000 Compliant would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The computer systems of the Company and its Subsidiaries have the ability to interface properly and will continue to interface properly with internal and external applications and systems of third parties with which the Company and its Subsidiaries exchange data electronically whether or not they are Year 2000 Compliant, except where the failure to so interface would not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company has taken affirmative steps to assess, address and correct any and all potential problems and liabilities relating to Year 2000 Compliance and its impact on any Benefit Plan and its participants and beneficiaries.

          The term "Year 2000 Compliant" as used herein means that the computer systems (i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date related data for dates earlier and later than January 1, 2000, including calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output; (ii) have the ability to provide date recognition for any data element without limitation (including date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values); (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.

          Section 3.19  Vote Required.  The affirmative vote of the holders of
                        -------------
the number of Shares of Company Common Stock entitled to be cast, consisting of a majority of the total voting power of all Shares of Company Common Stock outstanding, approving this Agreement, is the only vote of the holders of any series or class of common stock required to approve and adopt the plan of merger in this Agreement and to approve the Merger of the outstanding shares of the Company.

          Section 3.20  Brokers.  No agent, broker, finder, investment banker or
                        -------
financial advisor (other than Chase Securities, Inc.) or other firm or person is or shall be entitled to any brokerage or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its subsidiaries or affiliates.

          Section 3.21  Opinion of Financial Advisor. Chase Securities, Inc.,
                        ----------------------------
the Company's independent financial advisor, has advised the Company's Board of Directors that, in its opinion, as of the date of such opinion, the consideration to be received by the holders of the Class A Common Stock (other than Parent and its affiliates) in the Offer and Merger, taken together, is fair, from a financial point of view, to such stockholders.

          Section 3.22  Information in Proxy Statement; Schedule 14D-1.  None of
                        ----------------------------------------------
the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (if any) or the Schedule 14D-1 shall, at the date mailed to stockholders and at the time of the meeting of stockholders (if any) to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

          Parent and the Purchaser jointly and severally represent and warrant to the Company as follows:

          Section 4.1  Organization.  Each of Parent and the Purchaser is a
                       ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a material adverse effect on Parent and its Subsidiaries taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

          Section 4.2  Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by their Boards of Directors and by Parent as the sole stockholder of Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against them in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          Section 4.3  Consents and Approvals; No Violations.  Except for
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the ATF, the United States Customs Service, state or foreign laws relating to takeovers, state securities or blue sky laws, the DGCL, foreign antitrust laws or the laws of other states in which Parent or the Purchaser is qualified to do or is doing business, neither the execution, delivery or performance of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby nor compliance by Parent and the Purchaser with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Parent, any of its subsidiaries or the Purchaser, (ii) require on the part of Parent or the Purchaser any filing with, or permit, authorization, consent or approval of, any Governmental Entity,(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their properties or assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or the Purchaser or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or the existence of such violations, breaches or defaults, would not, individually or in the aggregate, have a material adverse effect on Parent, its Subsidiaries and the Purchaser taken as a whole and shall not materially impair the ability of Parent or the Purchaser to consummate the transactions contemplated hereby.

          Section 4.4  Information in Proxy Statement; Schedule 14D-9.  None of
                       ----------------------------------------------
the information supplied by Parent or the Purchaser for inclusion or incorporation by reference in the Proxy Statement or the Schedule 14D-9 shall, at the date mailed to stockholders and at the time of the meeting of stockholders (if any) to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          Section 4.5  Financing.  Parent and the Purchaser have sufficient
                       ---------
funds available (through cash on hand and existing credit arrangements or otherwise) to purchase all of the Shares outstanding on a fully diluted basis, to repay all amounts outstanding under the Credit

Agreement, dated as of March 2, 1998, by and between the Consolidated Cigar Corporation and Chase Manhattan Bank, as administrative agent, as amended by Amendment No.1 thereto, dated as of April 27, 1998 (the "Credit Agreement"), to pay the promissory note dated August 21, 1996 made by the Company to Mafco at its face value and to pay all fees and expenses related to the transactions contemplated by this Agreement.

          Section 4.6  Share Ownership.  None of Parent, Purchaser or any of
                       ---------------
their respective "affiliates" or "associates" (as those terms are defined under Rule 12b-2 under the Exchange Act) beneficially own any Shares.

          Section 4.7  Purchaser's Operations.  The Purchaser was formed solely
                       ----------------------
for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          Section 4.8  Brokers or Finders.  Parent represents, as to itself, its
                       ------------------
Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Credit Suisse First Boston, whose fees and expenses shall be paid by Parent in accordance with the Parent's agreement with such firm.


                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Interim Operations of the Company. The Company covenants
                       ---------------------------------
and agrees that, except (i) as contemplated by this Agreement, (ii) as disclosed in Schedule 5.1, and (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 (the "Appointment Date"), the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course of business consistent with past practices and without limiting the generality of the foregoing:

          (a) the Company shall not, directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any Company Common Stock or any other securities of the Company or capital stock or any other securities of any of its Subsidiaries beneficially owned by it, either directly or indirectly;
(ii) amend or cause to be amended its Certificate of Incorporation or By-laws or similar organizational documents of any of its Subsidiaries; or (iii) split, combine or reclassify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company;

          (b) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than shares of Company Common Stock reserved for issuances pursuant to the exercise of Options outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any right to any trademark, service mark or trade name owned by it or over which it has any right whatsoever; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any other material assets other than in the ordinary and usual course of business and consistent with past practice; (v) incur or modify any material indebtedness or other material liability, provided that the Company
                                                       -------------
may borrow money for use in the ordinary and usual course of business, provided
                                                                       --------
further that, neither the Company nor any of its Subsidiaries shall make any
------------
borrowing or incur any indebtedness or other liability that would cause the Company's consolidated net debt (including without limitation the indebtedness currently outstanding under the promissory note issued by the Company to Mafco) to exceed $205 million; (vi) make any capital expenditures in excess of $2 million in the aggregate; or (vii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (c) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of its Material Agreements or waive, release or assign any material rights or claims;

          (d) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

          (e) neither the Company nor any of its Subsidiaries shall: (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice;
(ii) make any loans, advances or capital contributions to, or investments in, or acquisitions of, any other person (other than to Subsidiaries of the Company), other than in the ordinary course of business and consistent with past practice; or (iii) enter into any commitment or transaction with respect to any of the foregoing (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets);

          (f) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP or applicable law;

          (g) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (h) neither the Company nor any of its Subsidiaries shall take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time (except for representations made as of a specific date);

          (i) except as required under Section 2.4, the Company shall not amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options granted under the 1996 Plan or authorize cash payments in exchange for any Options;

          (j) except for year-end bonuses and salary increases made in the ordinary course of business consistent with past practice, which in the case of year-end bonuses shall not exceed $2.2 million in the aggregate, neither the Company nor any Subsidiary shall increase the compensation payable or to become payable to its officers or directors;

          (k) neither the Company nor any of its Subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company or any Subsidiary or establish, adopt, enter into or terminate or amend any Benefit Plan; and

          (l) neither the Company nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

     Section 5.2  Access to Information.  Upon reasonable notice, the
                  ---------------------
Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours to all its properties (including offices, plants, warehouses and other facilities), employees, books, contracts, commitments and records (including tax returns), and the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Parent, dated October 20, 1998 (the "Confidentiality Agreement").

     Section 5.3  Repayment of Borrowings Under Credit Agreement.  At the
                  ----------------------------------------------
consummation of the Offer, Parent shall cause the Company to repay all outstanding borrowings under the Credit Agreement in accordance with the terms thereof (through Parent's cash on hand, existing credit arrangements or otherwise) such that no event of default shall exist as a result of the consummation of the transactions contemplated hereby.

     Section 5.4  Consents and Approvals.  Each of the Company, Parent and
                  ----------------------
the Purchaser shall take all actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and the Purchaser shall, and shall cause its Subsidiaries to, take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     Section 5.5  Employee Benefits.
                  -----------------

          (a) Parent and the Purchaser shall, as of the Effective Time, continue the employment of all persons who, immediately prior to the Effective Time, were employees of the Company or its Subsidiaries ("Retained Employees"). Parent and the Purchaser agree that, effective as of the Effective Time and for a one-year period following the Effective Time, the Surviving Corporation and its Subsidiaries and successors shall provide the Retained Employees with employee plans and programs which are, in the aggregate, substantially comparable to those provided to such Retained Employees immediately prior to the date hereof (other than with regard to the 1996 Plan). With respect to such benefits, service accrued by such Retained Employees during employment with the Company and its Subsidiaries prior to the Effective Time shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. Nothing in this Section 5.5(a) shall be deemed to require the employment of any Retained Employee to be continued for any particular period of time after the Effective Time or limit the right of Parent and the Purchaser to amend, modify, suspend or terminate any employee plan or program in accordance with the terms of such employee plan or program and applicable law.

          (b) Parent and the Purchaser agree to honor, and cause the Surviving Corporation to honor, without modification, all employment and severance agreements and arrangements, as amended through the date hereof, with respect to employees and former employees of the Company.

     Section 5.6  No Solicitation.
                  ---------------

          (a) The Company and its Subsidiaries shall not, and shall use their best efforts to cause their respective officers, directors, employees and investment bankers, attorneys or other agents retained by or acting on behalf of the Company or any of its Subsidiaries not to, (i) initiate, solicit or encourage (including by way of furnishing non-public information), directly or indirectly, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined in Section 5.6(e) hereof), (ii) except as permitted below, engage in negotiations or discussions with, or furnish any information or data to any third party relating to an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal or approve any Acquisition Proposal. The Company will also promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all non-public information furnished to such person by or on behalf of the Company or any of its Subsidiaries.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Company and its Board of Directors (i) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") if the Board determines in good faith, based upon advice of its outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the Board's fiduciary duties under applicable law, and (ii) shall be permitted to take and disclose to the Company's stockholders a position with respect to any tender or exchange offer by a third party, or amend or withdraw such position, pursuant to Rules 14d-9 and 14e-2 of the Exchange Act.

          (c) Any non-public information furnished to a Potential Acquiror shall be pursuant to a confidentiality agreement substantially similar to the confidentiality provisions of the confidentiality agreement entered into between the Company and Parent. In the event that the Company shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform Parent in writing as to the fact that information is to be provided and shall furnish to Parent the identity of the recipient of such information or the Potential Acquiror and the terms of such Acquisition Proposal, except to the extent that the Board determines in good faith, based upon advice of its outside legal counsel, that any such action described in this sentence would be inconsistent with the Board's fiduciary duties under applicable law. The Company shall keep Parent reasonably informed of the status of any such Acquisition Proposal except to the extent that the Board determines in good faith, based upon advice of its outside legal counsel, that any such action would be inconsistent with the Board's fiduciary duties under applicable law.

          (d) The Board of Directors of the Company shall not (i) withdraw or modify or propose to withdraw or modify, in any manner adverse to Parent, the approval or recommendation of such Board of Directors of this Agreement, the Offer or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; provided that, the Company's Board of Directors may withdraw or modify or propose to withdraw or modify its recommendation of this Agreement, the Offer or the Merger or recommend or propose to recommend an Acquisition Proposal if, in each case, the Board determines in good faith, after receiving advice from its financial advisor, that such Acquisition Proposal is a Superior Proposal and determines in good faith, based upon advice of its outside legal counsel, that it would be inconsistent not to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law. The Company shall provide reasonable notice to Parent to the effect that it is taking such action. The Board of Directors of the Company shall not authorize the Company to enter into any agreement with respect to an Acquisition Proposal (even if it is a Superior Proposal).

          (e) For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal, whether in writing or otherwise, made by a third party to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of, or any material equity interest in, the Company or its material Subsidiaries pursuant to a merger, consolidation or other business combination, recapitalization, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company or its material Subsidiaries (other than the transactions contemplated by this Agreement).

          (f) The term "Superior Proposal" means any proposal to acquire, directly or indirectly, for consideration consisting of cash or securities, more than a majority of the Shares then outstanding or all or substantially all the assets of the Company, and otherwise on terms which the Board of Directors of the Company determines in good faith to be more favorable to the Company and its stockholders than the Offer and the Merger (based on advice of the Company's financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Offer and the Merger), for which financing, to the extent required, is then committed.

     Section 5.7  Publicity.  The initial press release with respect to the
                  ---------
execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange.

     Section 5.8  Notification of Certain Matters. The Company shall give
                  -------------------------------
prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                                               -------- --------
delivery of any notice pursuant to this

Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.9  Directors' and Officers' Insurance and Indemnification.
                  ------------------------------------------------------
(a) From and after the consummation of the Offer, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director, employee and agent (the "Indemnified Party") of the Company and its Subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or
(ii) this Agreement, or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Delaware law or the Company's Certificate of Incorporation, By-laws or indemnification agreements in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any Claim of the type described above, then from and after consummation of the Offer, Parent shall cause the Company (or the Surviving Corporation if after the Effective Time) to periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

          (b) All rights to indemnification and all limitations of liability existing in favor of the Indemnified Party as provided under Delaware law or the Company's Certificate of Incorporation, By-laws or indemnification agreements in effect at the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time; provided that, in the event any Claim or Claims are asserted
                    -------- ----
or made within such six year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims; provided further, that any determination required to be made with
        -------- -------
respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Company's Certificate of Incorporation or By-laws or such agreements, as the case may be, shall be made by independent legal counsel selected by the Indemnified Party and reasonably acceptable to Parent and; provided further, that nothing in this Section 5.9 shall impair any rights
     -------- -------
or obligations of any present or former directors or officers of the Company.

          (c) In the event Parent or the Purchaser or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.9, proper provision shall be made so that the successors and assigns of Parent and the Purchaser assume the obligations set forth in this Section 5.9.

          (d) At the Effective Time, the Purchaser shall deliver a policy or policies ("Run-off Policies") of directors and officers liability insurance covering any person who is covered under the Company's existing officers' and directors' liability insurance policy. Such Run-off Policies shall cover, for a period of not less than six years after the Effective Time, claims for liability brought against such persons described above after the Effective Time but alleging acts or omissions occurring before the Effective Time. Such Run-off Policies shall be written in amounts and with terms and conditions no less favorable than those policies currently covering such persons; provided, that the Purchaser shall not be obligated to obtain any such insurance to the extent that the premium for the Run-off policies exceed 300% of the annual premiums paid as of the date of this Agreement by the Company and its subsidiaries for directors and officers liability insurance. If the premiums for the Run-off Policies exceed such amount, the Purchaser shall be obligated to obtain Run-off Policies with the greatest coverage available for a cost not exceeding such amount. The Company and its subsidiaries represent to the Parent and the Purchaser that the annual premium paid for its directors and officers liability policies as of the date of this Agreement is not more than $175,000. The Purchaser shall keep, or cause the Surviving Corporation to keep, the Run-off Policies in effect for the full six-year term.

     Section 5.10  Further Assurances.  Subject to the terms and conditions
                   ------------------
herein provided, each of the parties hereto agrees to use their respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

     Section 5.11  Fees and Expenses.  All costs and expenses incurred in
                   -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The Company agrees that all fees and expenses that have been or will be incurred by it in connection with this Agreement and the transactions contemplated hereby (including the $3 million fee plus reasonable expenses payable to Chase Securities, Inc.) shall not, in the aggregate, exceed $5,000,000.

     Section 5.12  Mafco Note.  Promptly upon the earlier of consummation
                   ----------
of the Offer or purchase of Shares pursuant to the Tender Agreement, the Company shall pay the promissory note dated August 21, 1996 made by the Company to Mafco at its outstanding face value and Purchaser shall, to the extent the Company does not have funds available to pay such note at such time, provide the Company with such funds.


                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1  Conditions to Each Party's Obligation To Effect the
                  ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a)  Stockholder Approval.  This Agreement shall have been approved
               --------------------
and adopted by the requisite vote of the holders of Company Common Stock, if required by applicable law and the Certificate of Incorporation, in order to consummate the Merger;

          (b)  HSR Act.  Any waiting period applicable to the Merger under
               -------
the HSR Act shall have expired or been terminated;

          (c)  Statutes; Consents.  No statute, rule, order, decree or
               ------------------
regulation shall have been enacted or promulgated by any foreign or domestic Governmental

Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

          (d)  Injunctions.  There shall be no order or injunction of a foreign
               -----------
or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; and

          (e)  Purchase of Shares in Offer.  Parent, the Purchaser or their
               ---------------------------
affiliates shall have purchased shares of Company Common Stock pursuant to the Offer or the Tender Agreement, except that Parent and the Purchaser shall not be entitled to rely on this condition if the Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.


                                  ARTICLE VII

                                  TERMINATION

     Section 7.1 Termination. Anything herein or elsewhere to the contrary
                 -----------
notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

               (a) By the mutual consent of the Board of Directors of Parent and the Board of Directors of the Company.

               (b) By either of the Board of Directors of the Company or the Board of Directors of Parent:

                    (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their respective reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all
--------
reasonable efforts to challenge such order, decree or ruling;

                    (ii) if the Offer shall have expired without any Shares being purchased therein and the period in the Tender Agreement during which the option granted therein is exercisable shall have expired without such option having bee n exercised, provided, however, that the right to terminate this
                        --------  -------
Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Purchaser to purchase Shares in the Offer; or

                    (iii) if the Effective Time shall not have occurred by August 31, 1999, unless the Effective Time shall not have occurred because of a material breach of this Agreement by the party seeking to terminate this Agreement.

          (c) By the Board of Directors of the Company if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant
           --------
to this Section 7.1(c) if the Company is in material breach of this Agreement.

          (d)  By the Board of Directors of Parent:

               (i) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that Parent may not terminate this Agreement pursuant to
--------
this Section 7.1(d)(i) if Parent is in material breach of this Agreement; or

          (ii) if, prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended a Superior Proposal or shall have resolved to do either of the foregoing.

     Section 7.2  Effect of Termination.  In the event of the termination
                  ---------------------
of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company, except nothing in this Section 7.2 shall relieve any party of liability for fraud or for breach of this Agreement (other than a breach of this Agreement arising solely out of the inaccuracy of a representation or warranty made by the Company that was accurate when made on the date hereof and which inaccuracy was not caused by the intentional actions or omissions by the Company).


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 8.1  Amendment and Modification. Subject to applicable law,
                  --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (which in the case of the Company shall require approval of its Board of Directors and include approvals as contemplated in Section 1.3(b)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that
                                                        --------  -------
after the approval of this Agreement by the stockholders of the

Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

     Section 8.2  Nonsurvival of Representations and Warranties.  None of
                  ---------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     Section 8.3  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Parent or the Purchaser, to:

                    Societe Nationale des Exploitation
                    Industrielle des Tabacs et Allumettes
                    53, quai d'Orsay
                    75347 Paris Cedex 07, France
                    Attention: Charles Lebeau
                    Telephone No.: 33.1.45.56.63.89
                    Telecopy No.:  33.1.45.56.62.83
                    Attention: Jean-Philippe Carriere
                    Telephone No.: 33.1.45.56.62.17
                    Telecopy No.:  33.1.45.56.61.33

                    with a copy to:

                    Proskauer Rose LLP
                    1585 Broadway
                    New York, New York 10036
                    Attention: Ronald Papa, Esq.
                    Telephone No.: (212) 969-3352
                    Telecopy No.:  (212) 969-2900


                    and

                    Proskauer Rose LLP
                    9, rue Le Tasse

                    75116 Paris, France
                    Attention: Delia Spitzer, Esq.
                    Telephone No.: 33.1.44.30.25.30
                    Telecopy No.: 33.1.44.30.25.35

               (b)  if to the Company, to:

                    Barry F. Schwartz, Esq.
                    Consolidated Cigar Holdings Inc.
                    35 East 62/nd/ Street
                    New York, New York 10021
                    Telephone No.: (212) 572-8600
                    Telecopy No.:  (212) 572-5056

                    and

                    Theo W. Folz
                    Consolidated Cigar Holdings Inc.
                    5900 North Andrews Avenue, 10/th/ Fl.
                    Fort Lauderdale, Florida  33309-2367
                    Telephone No.:  (954) 938-7800
                    Telecopy No.:   (954) 938-7812

                    with a copy to:

                    Skadden, Arps, Slate, Meagher
                      & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Telephone No.: (212) 735-3780
                    Telecopy No.:  (212) 735-2000
                    Attention:  Franklin M. Gittes, Esq.
                                and
                                Alan C. Myers, Esq.

     Section 8.4  Counterparts.  This Agreement may be executed in two or
                  ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 8.5  Entire Agreement; Third Party Beneficiaries.  This
                  -------------------------------------------
Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 1.3, 2.4, 5.5, 5.9 and 5.12, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6  Severability.  If any term, provision, covenant or
                  ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 8.7  Governing Law.  This Agreement shall be governed and
                  -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

     Section 8.8  Jurisdiction.
                  ------------

          (a) Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or otherwise, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, the Court of Chancery of Delaware or the courts of the United States of America for the District of Delaware and, by execution and delivery of this Agreement, the Company, Parent and the Purchaser each hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. The Company, Parent and the Purchaser irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company, Parent or the Purchaser at their respective addresses referred to in Section 8.3 hereof.

          (b) Each of Parent and the Purchaser hereby designates CT Corporation as its respective agent for service of process, and service upon Parent or the Purchaser shall be deemed to be effective upon service of C T Corporation System as aforesaid or of its successor designated in accordance with the following sentence. Parent or the Purchaser may designate another corporate agent or law firm reasonably acceptable to the Company and located in the Borough of Manhattan, in the City of New York, as successor agent for service of process upon 30-days prior written notice to the Company.

          (c) The Company, Parent and the Purchaser each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or otherwise brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

     Section 8.9  Assignment.  Neither this Agreement nor any of the
                  ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.10  Headings.  The descriptive headings used herein are
                   --------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                         CONSOLIDATED CIGAR HOLDINGS INC.


                         By: /s/ Theo W. Folz
                            ------------------------------
                            Name:  Theo W. Folz
                            Title: Chairman, President and
                                   Chief Executive Officer



                         SOCIETE NATIONALE D'EXPLOITATION
                         INDUSTRIELLE DES TABACS ET
                         ALLUMETTES, S.A.


                         By: /s/ Jean-Dominique Comolli
                            -----------------------------
                            Name:  Jean-Dominique Comolli
                            Title: Chairman and Chief
                                   Executive Officer


                         DORSAY ACQUISITION CORP.


                         By: /s/ Charles Lebeau
                            -----------------------------
                            Name:  Charles Lebeau
                            Title: President

                                                                         ANNEX A
                                                                         -------

                            CONDITIONS TO THE OFFER
                            -----------------------

          Notwithstanding any other provision of the Offer (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered shares if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer at least 19,600,000 shares of Class B Common Stock (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act has not expired or terminated prior to the expiration of the Offer, or
(iii) at any time on or after the date of the Merger Agreement, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur and be continuing:

          (a) there shall be any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (l) prohibits, or imposes any material limitations on, Parent's or the Purchaser's ownership or operation of all or a material portion of the Company's businesses or assets, (2) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) results in a material delay in or restricts the ability of the Purchaser, or renders the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares, or (4) imposes material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, provided that Parent shall have used all reasonable
                            --------
efforts to cause any such judgment, order or injunction to be vacated or lifted;

          (b) there shall be any action or proceeding pending or instituted by any domestic or foreign federal or state governmental regulatory or administrative agency or authority which (1) seeks to prohibit, or impose any material limitation on, Parent's or the Purchaser's ownership or operation of all or a material portion of the Company's businesses or assets, (2) seeks to prohibit or make illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) is reasonably likely to result in a material delay in or seeks to restrict the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares or (4) seeks to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; provided that the Parent shall have used all reasonable efforts to cause any such action or proceeding to be dismissed;

          (c) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in any respect, disregarding for this purpose any standard of materiality contained in any such representation or warranty, as of the date of consummation of the Offer as though made on or as of such date or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it (including without limitation if the Company shall have entered into any definitive agreement or any agreement in principle with any person with respect to an Acquisition Proposal or similar business combination with the Company), except, in the case of the failure of any representation or warranty, (i) for changes specifically permitted by the Merger Agreement and
(ii) (A) those representations and warranties that address matters only as of a particular date which are true and correct as of such date or (B) where the failure of such representations and warranties to be true and correct, do not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

          (d) it shall have been publicly disclosed that any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), shall have acquired and has beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of more than 15% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 10% of any class or series of capital stock of the Company (including the Shares), other than any person or group existing on the date hereof which beneficially owns more than 9% of any class or series of capital stock of the Company;

          (e) (1) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or France (whether or not mandatory), or (3) any limitation (whether or not mandatory) by a United States or French governmental authority or agency on the extension of credit by banks or other financial institutions;

          (f) the Company's Board of Directors shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger Agreement, or the Merger, or recommended another proposal or offer, or shall have resolved to do any of the foregoing; or

          (g) the Merger Agreement shall have been terminated in accordance with its terms which in the reasonable judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

     The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be asserted by either of them or may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser.


                                      A-4